UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

Form 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 15, 2003

ACCENTURE SCA

(Exact name of Registrant as specified in its charter)

Luxembourg (State or other jurisdiction of incorporation)	000-49713 (Commission File Number)	98-0351796 (I.R.S. Employer Identification No.)

1 rue Guillaume Kroll

L-1882 Luxembourg

(Address of principal executive offices)

Registrant’s telephone number, including area code: (352) 26 42 35 00

Not Applicable

(Former name or former address, if changed since last report)

Item 9.	Regulation FD Disclosure and

Item 12.	Results of Operations and Financial Condition

On July 15, 2003, Accenture issued a press release announcing results for the third quarter of fiscal 2003. A copy of the press release is attached hereto as Exhibit 99.1. All information in the press release is furnished but not filed.

In the attached press release Accenture discloses diluted earnings per share and income before minority interest for the fiscal quarters ended May 31, 2002 and 2003 excluding loss on investments and the related tax effect. Management believes this information is useful for investors because it provides a basis to compare Accenture’s results of ongoing operations, net of the effects of the investment portfolio that Accenture has disposed of. In addition, the press release presents core earnings using Standard & Poor’s Core Earnings methodology. Management believes this information is useful to investors because the core earnings calculations provide investors with greater visibility of the earnings related to primary business operations. The press release also discloses free cash flow, defined as operating cash flow net of property and equipment additions. Management believes this information is useful in that it provides more visibility into Accenture’s ability to generate cash.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

ACCENTURE SCA, represented by its general partner, Accenture Ltd, itself represented by its duly authorized signatory

/S/ DOUGLAS G. SCRIVNER
Name: Douglas G. Scrivner

Date: July 15, 2003